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                                                                    Exhibit 4.15

                                                                  EXECUTION COPY

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated as of May 29, 1996 among CITIBANK, N.A. ("Citibank"), CREDIT SUISSE, a Swiss banking corporation acting through its New York Branch ("CS") and CAISSE NATIONALE DE CREDIT AGRICOLE ("Credit Agricole").

                                   WITNESSETH:

          WHEREAS, Citibank and CS are parties to that certain B Support Letter of Credit Reimbursement Agreement dated as of June 7, 1995, among Citibank, CS, National Fleet Funding Corporation and National Car Rental System, Inc. ("National") (as such agreement may be amended or modified from time to time, the "B Support Letter of Credit Reimbursement Agreement");

          WHEREAS, Citibank and CS each desire to assign and Credit Agricole desires to acquire and assume all of Citibank's and CS's respective rights, interests and obligations in and under the B Support Letter of Credit Reimbursement Agreement;

          WHEREAS, Credit Agricole intends to issue a $32,125,000 irrevocable letter of credit which will replace the existing B Support Letters of Credit issued by Citibank and Credit Suisse pursuant to the B Support Letter of Credit Reimbursement Agreement;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree, upon the terms and subject to the conditions set forth below, as follows:

          Section 1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the B Support Letter of Credit Reimbursement Agreement.

          Section 2. Assignment and Assumption. (a) Citibank and CS each hereby assign, transfer and convey to Credit Agricole all of their respective right, title and interest, and delegate all their duties and obligations, in, to and under the B Support Letter of Credit Reimbursement Agreement and under all Related Documents as B Support Credit Enhancers, with the exception of the indemnification rights of Citibank and CS pursuant to Section


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6.2 of the B Support Letter of Credit Reimbursement Agreement for the period during which Citibank and CS were B Support Credit Enhancers, which rights are specifically being retained by Citibank and CS (the "Indemnification Rights") and (b) Credit Agricole hereby accepts the foregoing assignment, transfer and conveyance of all such right, title and interest of Citibank and CS and assumes all of Citibank's and CS's respective obligations and duties, under the B Support Letter of Credit Reimbursement Agreement, with the exception of the Indemnification Rights, and hereby becomes a party thereunder. Each of Citibank and CS hereby represents and warrants that it is the legal and beneficial owner of all the right, title and interest being assigned by it hereunder and such right, title and interest are free and clear of any lien, encumbrance or adverse claim arising through Citibank or CS.

          Section 3. Conditions to Effectiveness. This Agreement shall not be effective until (a) Citibank and CS shall have returned to them their undrawn B Support Letters of Credit, (b) National shall have paid all accrued fees and expenses of Citibank and CS payable under the B Support Letter of Credit Reimbursement Agreement, and (c) Credit Agricole shall have issued a B Support Letter of Credit.

          Section 4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

          Section 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                                      -2-


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                CITIBANK, N.A.

                                By: /s/  Susan Maccagnan
                                  -------------------------------------
                                  Name:  Susan Maccagnan
                                  Title: Vice President

                                CREDIT SUISSE, NEW YORK BRANCH

                                By: /s/  ROGER W. SAYLOR     CARL JACKSON
                                  -----------------------------------------
                                  Name:  ROGER W. SAYLOR     CARL JACKSON
                                  Title: ASSOCIATE           MEMBER OF SENIOR
                                                                MANAGEMENT

                                CAISSE NATIONALE DE CREDIT AGRICOLE

                                By: /s/  KATHERINE L. ABBOTT
                                  ------------------------------------
                                  Name:  KATHERINE L. ABBOTT
                                  Title: FIRST VICE PRESIDENT


Acknowledged and consented to

DEUTSCHE BANK AG, NEW YORK BRANCH,
  as B Credit Enhancer

By: /s/    STEVEN B. ROBERTS
   -----------------------------
    Name:  STEVEN B. ROBERTS
    Title: ATTORNEY-IN-FACT

By:  /s/   GREGORY V. PETRETTI
   -----------------------------
    Name:  GREGORY V. PETRETTI
    Title: ATTORNEY-IN-FACT